Exhibit 99.1

FOR IMMEDIATE RELEASE:

iSun, Inc. Announces Rescission of Reverse Stock Split

WILLISTON, VT, April 25, 2024 (BUSINESS WIRE) — iSun, Inc. (NASDAQ: ISUN) (the “Company,” or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of experience accelerating the adoption of innovative electrical technologies, announced today that its Board of Directors has approved the rescission of the previously announced reverse stock split.

The decision to rescind the reverse stock split was made after careful consideration and analysis of market conditions and the company’s financial performance outlook. The Board of Directors believes that this action is in the best interest of the Company and its shareholders.

“We have always prioritized shareholder value and transparency in our decision-making process,” said Jeff Peck, CEO of iSun. “After thorough evaluation and discussions with our financial advisors , we have determined that rescinding the reverse stock split is the appropriate course of action at this time. We remain committed to executing our strategic initiatives and delivering long-term value to our shareholders.”

As a result of the rescission, the reverse stock split that was previously approved will not be implemented, and the Company’s outstanding shares will remain unaffected.

iSun will continue to focus on its core business objectives. Shareholders and stakeholders can expect regular updates on the Company’s progress and performance.

About iSun, Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems. The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:

IR@isunenergy.com